EXHIBIT 99.5

FORM OF PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [             ], 2009

The undersigned, revoking all prior proxies, hereby appoints Stephen M. Simes and Phillip B. Donenberg and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of capital stock of BioSante Pharmaceuticals, Inc. held of record by the undersigned on [         ], 2009, at the special meeting of stockholders to be held on [                     ], 2009 at [    ] a.m. local time and any adjournments thereof.  The undersigned hereby directs Stephen M. Simes and Phillip B. Donenberg to vote in accordance with their best judgment on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

PROXY CARD VOTING INSTRUCTIONS:

BIOSANTE PHARMACEUTICALS, INC.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Internet voting is available 24 hours a day, 7 days a week.

VOTE BY PHONE — ([        ]) [                    ]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. Telephone voting is available 24 hours a day, 7 days a week.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to [ ]., c/o [ ], [ ].

YOU DO NOT NEED TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET OR BY PHONE

PLEASE DO NOT RETURN YOUR PROXY CARD IF YOU VOTED BY INTERNET OR TELEPHONE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

☒  Please mark your votes as in this example.

1.                                       TO ADOPT THE AGREEMENT AND PLAN OF MERGER DATED AS OF JUNE 29, 2009 BY AND BETWEEN BIOSANTE AND CELL GENESYS, INC. AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER AND THE ISSUANCE OF SHARES OF BIOSANTE COMMON STOCK IN THE MERGER.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.                                       TO APPROVE AN AMENDMENT TO BIOSANTE’S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF BIOSANTE COMMON STOCK BIOSANTE IS AUTHORIZED TO ISSUE FROM 100 MILLION TO 200 MILLION AND TO INCREASE THE NUMBER OF SHARES OF BIOSANTE CAPITAL STOCK BIOSANTE IS AUTHORIZED TO ISSUE BY 100 MILLION, TO REFLECT THE INCREASE IN THE AUTHORIZED BIOSANTE COMMON STOCK.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.                                       TO APPROVE AN ADJOURNMENT OF THE BIOSANTE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF BIOSANTE PROPOSAL NOS. 1 AND 2

☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.  ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT THEREOF WIL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated: , 2009

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.